Exhibit 99.1
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                             ASA International Ltd.

              Nominating and Corporate Governance Committee Charter

This charter governs the operations of the Nominating and Corporate Governance Committee (the "Committee") of the Board of Directors (the "Board") of ASA International Ltd. The Committee is appointed by the Board and consists of at least two Directors, each of whom will meet Nasdaq Stock Market, Inc. ("NASDAQ") requirements with respect to independence as determined by the Board. The purpose of the Committee is to: identify, evaluate and nominate candidates for appointment or election as members of the Board; make recommendations regarding the structure and composition of the Board, and advise the Board on corporate governance matters.

Among its specific duties and responsibilities, the Committee will perform the following, to the extent it deems necessary and appropriate, consistent with and subject to applicable laws, as well as rules and regulations promulgated by the SEC, NASDAQ or other regulatory authorities.

1. The Committee will identify a slate of nominees to be proposed by the Company for election at each annual meeting of stockholders.

2. The Committee will consider the performance and qualifications of each potential nominee not only for their individual strengths but for their contribution to the Board as a group.

3. The Committee will identify potential candidates to fill Board vacancies that may be created by expansion of the number of members of the Board and by resignation, retirement or other termination of service of incumbent Board members.

4.   The Committee will recommend to the Board nominees for Board committees.

5. The Committee may establish (i) a policy for the consideration of any director candidates recommended by security holders, including a statement that the Committee will consider director nominations recommended by security holders, (ii) procedures to be followed by security holders in submitting recommendations for director nominees, (iii) specific, minimum qualifications that it believes must be met by a Committee-recommended nominee and specific qualities or skills that the Committee believes are necessary for one or more members of the Board to possess, and (iv) a process for identifying and evaluating nominees.

6. The Committee may obtain advice from internal or external legal, accounting or other advisors.

7. The Committee, as needed, will develop, recommend and review a set of corporate governance principles and a code of business conduct and ethics applicable to the Company, each of which will be approved by the full Board and communicated to all relevant constituents.

8. The Committee will oversee implementation of orientation for new directors and see that all directors are regularly educated in the matters of the Company's business and have appropriate access to important Company information in order to fully exercise their fiduciary responsibilities.

9.   The Committee will advise the full Board on corporate governance matters.

10. The Committee will recommend to the Board processes for the evaluation of the Company's Chief Executive Officer.

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11.  The Committee will recommend to the Board processes for periodic self-evaluations by the Board and, as requested by the Board, will oversee any such self-evaluation process.

12. The Committee will review from time to time the size of the Board relative to its responsibilities and make any recommendations to the Board as to the change in its size as the Committee determines are appropriate.

13. The Committee will review this Charter periodically and recommend to the Board any changes it determines are appropriate.

14. The Committee will be responsible for overseeing the disclosure in the Company's proxy statement for its annual meeting of stockholders regarding director nominations and qualifications and for communications between stockholders and directors in accordance with the requirements of Schedule 14A of the proxy rules.

15. The Committee will meet in response to the needs of the Board or as otherwise determined by the Chairperson of the Committee.

16. The Committee will maintain written minutes of its meetings and make regular reports to the Board.

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